Exhibit 1.2

Melrose Bancorp, Inc.

up to 2,990,000 Shares

(subject to increase up to 3,438,500 shares)

COMMON SHARES

($0.01 Par Value)

Subscription Price $10.00 Per Share

AGENCY AGREEMENT

[     , 2014]

Keefe, Bruyette & Woods, Inc.

18 Columbia Turnpike

Florham Park, NJ 07932

Ladies and Gentlemen:

Melrose Bancorp, Inc., a newly formed Maryland corporation (the “Holding Company”), and Melrose Cooperative Bank, a Massachusetts chartered mutual co-operative bank (the “Bank” and together with the Holding Company, the “Melrose Parties”) (references to the Bank include the Bank in the mutual or stock holding company form of organization as indicated by the context), hereby confirm their agreement with Keefe, Bruyette & Woods, Inc. (the “Agent”) as follows:

Section 1. The Offering. The Bank, in accordance with the plan of conversion and reorganization as adopted by the Boards of Directors of each of the Melrose Parties (the “Plan”), intends to convert from the mutual form of organization to the stock holding company form of organization (the “Conversion”). Pursuant to the Plan, the Holding Company will offer and sell up to 2,990,000 shares (subject to increase up to 3,438,500 shares) of its common stock, $0.01 par value per share (the “Shares”), in a subscription offering (the “Subscription Offering”) to (1) depositors of the Bank with Qualifying Deposits (as defined in the Plan) as of December 31, 2012 (“Eligible Account Holders”), (2) depositors of the Bank with Qualifying Deposits as of              (“Supplemental Eligible Account Holders”) and (3) the Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan established by the Bank (the “ESOP”). Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a community offering (the “Community Offering” and when referred to together with or subsequent to the Subscription Offering, the “Subscription and Community Offering”) the Shares not subscribed for or ordered in the Subscription Offering to members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered with a preference given first to natural persons residing in the City of Melrose, Massachusetts, and thereafter to cover orders of other members of the general public. It is anticipated that shares not subscribed for in the Subscription and Community Offering may be offered to certain members of the general public on a best efforts basis through a selected dealers agreement (the “Syndicated Community Offering”) (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the “Offering”). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering.

The Holding Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-194475) (the “Registration Statement”), containing a prospectus relating to the Offering, for the registration of the Shares under the Securities Act of 1933 (the “1933 Act”), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term “Registration Statement” shall include any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the “Prospectus,” except that if any prospectus is filed by the Bank pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) differing from the prospectus on file at the time the Registration Statement initially became effective, the term “Prospectus” shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

In accordance with the Massachusetts General Laws and the rules and regulations governing the conversion of Massachusetts mutual co-operative banks to stock form (including, without limitation, Chapter 170 of the Massachusetts General Laws and Chapter 33 of the Code of Massachusetts Regulations), as from time to time amended or supplemented (the “Massachusetts Regulations”), the Bank has filed with the Massachusetts Commissioner of Banks (the “Commissioner”) an application for conversion and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Massachusetts Conversion Application”), including copies of the Bank’s Notice and Information Statement for a Special Meeting of its Shareholders relating to the Conversion (the “Information Statement”), the Pro Forma Valuation Report prepared by RP Financial, LC. (the “Appraisal”) and the Prospectus. In accordance with the rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”) governing the conversion of state chartered co-operative banks to stock form (including, without limitation, 12 C.F.R. Part 303, Subpart I and 12 C.F.R. 333.4), as amended (the “FDIC Regulations”, and together with the Massachusetts Conversion Regulations, the “Conversion Regulations”), the Bank has filed with the FDIC a notice and application for conversion (such notice and application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “FDIC Conversion Application”, and together with the Massachusetts Conversion Application, the “Conversion Applications”), including copies of the Information Statement, the Appraisal and the Prospectus.

The Holding Company has filed with the Board of Governors of the Federal Reserve System (the “FRB”) an application on Form FRY-3 for approval, pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended (the “FRB Regulations”), for the Holding Company to become a bank holding company with respect to the Bank (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Holding Company Application”).

Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Melrose Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent (i) to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Holding Company and the Bank with respect to the sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making and in syndicate formation (if necessary).

On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Melrose Parties as to the matters set forth in the letter agreement, dated December 23, 2013, between the Bank and the Agent (the “Advisory Letter Agreement”) (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Melrose Parties that the Agent shall not be required to purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders.

The obligations of the Agent pursuant to this Agreement shall terminate upon termination of the Offering, but in no event later than 45 days after the completion of the Subscription Offering (the “End Date”). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Melrose Parties and the Agent may agree to renew this Agreement under mutually acceptable terms.

In the event the Holding Company is unable to sell a minimum of 2,210,000 Shares within the period herein provided, this Agreement shall terminate and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest, as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof. In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall be paid the fees due to the date of such termination pursuant to subparagraphs (a) and (d) below.

The Agent shall receive the following compensation for its services hereunder:

(a) A management fee (the “Management Fee”) of $30,000, which was already paid in two separate equal installments on December 23, 2013 and March 11, 2014. The Management Fee shall be deemed to have been earned when due. Should the Offering be terminated for any reason not attributable to the action or inaction of Agent, Agent shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

(b) A success fee of 1.00% shall be paid based on the aggregate purchase price of Shares sold in the Subscription and Community Offerings excluding Shares purchased by the Melrose Parties’ officers, directors, or employees (or members of their immediate family) and any qualified or non-qualified employee benefit plans or any charitable foundation established by the Melrose Parties (or any shares contributed to such a foundation). The Management Fee will be credited against the success fee paid pursuant to this paragraph.

(c) If any of the Shares remain available after the Subscription Offering and Community Offering, at the request of the Holding Company, Agent will seek to form a syndicate of registered broker-dealers to assist in the sale of Shares on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement to be entered into between the Holding Company and Agent. Agent will endeavor to distribute the Shares among dealers in a fashion which best meets the distribution objectives of the Holding Company and the Plan. Agent will be paid a fee not to exceed 6.0% of the aggregate purchase price of the Shares sold in the Syndicated Community Offering. From this fee, Agent will pass onto selected broker-dealers, who assist in the Syndicated Community Offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer other than Agent shall be transmitted by Agent to such broker/dealer. The decision to utilize selected broker-dealers will be made by Agent upon consultation with the Holding Company. If, as a result of any resolicitation of subscribers, the Agent reasonably determines that it is required or requested to provide significant services, the Agent shall be entitled to additional compensation for such services not to exceed $25,000.

(d) The Holding Company shall reimburse the Agent for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers not to exceed $15,000. In addition, the Holding Company will reimburse the Agent for fees and expenses of its counsel not to exceed $75,000. In the event of unusual circumstances or delays or a re-solicitation in connection with the offering, including in the event of a material delay in the offering that would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the Registration Statement, the Agent shall be reimbursed for its expenses not to exceed an additional $10,000 and any additional expenses of its counsel not to exceed an additional $15,000. The Holding Company will bear the expenses of the Offering customarily borne by issuers including, without limitation, regulatory filing fees, SEC, Blue Sky and Financial Institution Regulatory Authority (“FINRA”) filing and registration fees; the fees of the Holding Company’s accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the reorganization; and the fees set forth under this Section 2.

Conversion Agent Services. The Agent shall also receive a fee of $25,000 for certain conversion agent services set forth in the letter agreement, dated December 23, 2013, between the Bank and the Agent (the “Conversion Agent Letter Agreement”) (a copy of which is attached hereto as Exhibit B), $10,000 of which has already been paid to the Agent and is nonrefundable and the balance of which shall be payable upon the completion of the offering. Any material changes in regulations or the Plan or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $5,000. The Holding Company will reimburse the Agent, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its conversion agent services not to exceed $25,000. However, in the event of a re-solicitation in connection with the offering, the total expenses paid to the Agent may be increased by an additional amount not to exceed $10,000.

Section 3. Sale and Delivery of Shares. If all conditions precedent to the consummation of the Conversion, including without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date against payment to the Holding Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Holding Company until the conditions specified in Section 8 hereof shall have been complied with to the reasonable satisfaction of the Agent or its counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Melrose Parties and the Agent as set forth in Section 14. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions as provided by the Holding Company to the Holding Company’s registrar and transfer agent. The date upon which the Holding Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

Section 4. Representations and Warranties of the Melrose Parties. The Melrose Parties, jointly and severally, represent and warrant to and agree with the Agent as follows:

(a) The Registration Statement, which was prepared by the Melrose Parties and filed with the Commission, has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Melrose Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, at the Applicable Time (as defined in Section 4(c) hereof) and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Melrose Parties contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Melrose Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus is filed with the Commission and at the Closing Date referred to in Section 2 hereof, the Prospectus (including any amendment or supplement thereto) and any information regarding the Holding Company contained in Sales Information (as such term is defined in Section 9 hereof) authorized by the Holding Company for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company by the Agent or its counsel expressly regarding the Agent for use in the Prospectus in the second sentence of the first paragraph under the caption “The Conversion and Plan of Distribution; Marketing and Distribution; Compensation.”

(b) None of the Melrose Parties has directly or indirectly distributed or otherwise used and will not directly or indirectly distribute or otherwise use any prospectus, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) or other offering material (including, without limitation, content on the Holding Company’s website that may be deemed to be a prospectus, free writing prospectus or other offering material) in connection with the offering and sale of the Shares other than any Permitted Free Writing Prospectus or the Prospectus or other materials permitted by the 1933 Act and the 1933 Act Regulations distributed by the Holding Company and reviewed and approved in advance for distribution by the Agent. The Holding Company has not, directly or indirectly, prepared or used and will not directly or indirectly, prepare or use, any Permitted Free Writing Prospectus except in compliance with the filing and other requirements of Rules 164 and 433 of the 1933 Act Regulations; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and 433 (without reliance on subsections (b), (c) and (d) for Rule 164); and the Holding Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations) as of the eligibility determination date for purposes of Rules 164 and 433 of the 1933 Act Regulations with respect to the offering of the Shares or otherwise precluded under Rule 164 from using free writing prospectuses in connection with the offering of the Shares.

(c) As of the Applicable Time (as defined below), neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

1. “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

2. “Statutory Prospectus,” as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to the Applicable Time, including any document incorporated by reference therein.

3. “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the 1933 Act Regulations, relating to the offered Shares in the form filed or required or, if not required to be filed, in the form retained in the Holding Company’s records pursuant to Rule 433(g) under the 1933 Act Regulations. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173 of the 1933 Act Regulations.

4. “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5. “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the 1933 Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the 1933 Act Regulations or otherwise, even though not required to be filed with the Commission.

6. “Permitted Free Writing Prospectus” means any free writing prospectus as defined in Rule 405 of the 1933 Act Regulations that is consented to by the Holding Company, the Bank and the Agent.

(d) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by the Agent specifically for use therein.

(e) The Massachusetts Conversion Application, which was prepared by the Melrose Parties and filed with the Commissioner, has been approved by the Commissioner and the related Prospectus and Information Statement to be delivered to shareholders of the Bank have been authorized for use by the Commissioner. The FDIC Conversion Application, which was prepared by the Melrose Parties and filed with the FDIC, has not been objected to by the FDIC. No order has been issued by the Commissioner or FDIC preventing or suspending the use of the Prospectus or the Information Statement, and no action by or before the

Commissioner or the FDIC to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the Melrose Parties, threatened. At the time of the regulatory approval of and nonobjection to the Conversion Applications, including the Prospectus (including any amendment or supplement thereto), by the Commissioner and the FDIC, respectively, and at all times subsequent thereto until the Closing Date, the Conversion Applications, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the Conversion Regulations, except to the extent waived in writing or otherwise approved by the Commissioner and the FDIC. The Conversion Applications, including the Prospectus (including any amendment or supplement thereto), do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(e) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Holding Company by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Applications under the caption “The Conversion and Plan of Distribution—Marketing and Distribution; Compensation.”

(f) The Holding Company has filed the Holding Company Application with the FRB and has published notice of such filing and the Holding Company Application is accurate and complete in all material respects. The Holding Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Melrose Parties, threatened by the FRB.

(g) The Melrose Parties have filed the Prospectus and any supplemental sales literature with the Commission, the Commissioner and the FDIC. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and on the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the 1933 Act Regulations, the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Commissioner and the Commission for use in final form. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. The Holding Company and the Bank have not distributed any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the Conversion Applications and authorized for use by the Commissioner and the Commission and not objected to by the FDIC. The information contained in the supplemental sales material filed as an exhibit to both the Registration Statement and the Conversion Applications does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

(h) The Plan has been adopted by the Boards of Directors of the Melrose Parties, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations except to the extent waived or otherwise approved by the Commissioner or the FDIC, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Melrose Parties by the Commissioner, the FDIC, the FRB or the Commission and in the manner described in the Prospectus. To the best knowledge of the Melrose Parties, no person has sought to obtain review of the final action of the Commissioner, the FRB or the FDIC in approving or not objecting to the Conversion pursuant to the Conversion Regulations.

(i) The Bank has been duly organized and validly existing as a Massachusetts chartered mutual co-operative bank and upon completion of the Conversion will continue to be a duly organized and validly existing Massachusetts chartered co-operative bank in stock form, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Melrose Parties, taken as a whole (a “Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect; the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Melrose Parties, taken as a whole. Following completion of the Conversion and the Offerings, the authorized capital stock of the Bank will consist of [            ] shares of common stock, par value $0.01 per share (the “Bank Common Stock”), and [            ] of preferred stock (the “Bank Preferred Stock”) of which [            ] shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding as of the date hereof; no shares of Bank Common Stock and no shares of Bank Preferred Stock will be issued prior to the Closing (defined below); the issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and owned directly by the Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim; the terms and provisions of the Bank Common Stock conform to all statements thereto contained in the Prospectus. The Conversion will be effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, the Conversion Regulations, the FRB Regulations or letters of approval, at the Closing Date, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the Commissioner, the FDIC and the FRB, will have been complied with by the Melrose Parties in all material respects or appropriate waivers will have been obtained and all applicable notice and waiting periods will have been satisfied, waived or elapsed.

(j) The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Holding Company is, and at the Closing Date will be, qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business. There are no outstanding warrants or options to purchase any securities of the Holding Company.

(k) Except as described in the Prospectus there are no contractual encumbrances or restrictions or requirements or material legal restrictions or requirements required to be described therein, on the ability of any of the Melrose Parties, (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to another party, (B) to make any loans or advances to, or investments in, another party or (C) to transfer any of its property or assets to another party. Except as described in the Prospectus, there are no restrictions, encumbrances or requirements affecting the payment of dividends or the making of any other distributions on any of the capital stock of the Holding Company.

(o) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation, except where the failure to do so would not have a Material Adverse Effect. Neither the Bank, nor any of its respective directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

(p) The Bank is a member in good standing of the Federal Home Loan Bank of Boston (“FHLB-Boston”). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits, and upon consummation of the Conversion, the liquidation accounts for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations. No proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Holding Company or the Bank, threatened.

(q) The Melrose Parties have good and marketable title to all real property and good title to all other assets material to the business of the Melrose Parties, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or as are not material to the business of the Melrose Parties, taken as a whole; and all of the leases and subleases material to the business of the Melrose Parties, taken as a whole, under which the Melrose Parties hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

(r) The Holding Company has received an opinion of its special counsel, Luse Gorman Pomerenk & Schick, P.C., with respect to the legality of the securities to be issued and the federal income tax consequences of the Conversion, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of such opinion is accurately summarized in the Registration Statement and the Prospectus. The facts upon which such opinion is based are truthful, accurate and complete in all material respects. None of Melrose Parties has taken or will take any action inconsistent therewith.

(s) Each of the Melrose Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Holding Company as provided herein and as described in the Prospectus, subject to approval or confirmation by the Commissioner, the FDIC and the FRB, as required, of the final Appraisal. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Melrose Parties. This Agreement has been validly executed and delivered by each of the Melrose Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Melrose Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the Federal Reserve System).

(t) None of the Melrose Parties is in violation of any directive received from the Commissioner, the FDIC, the FRB or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commissioner, the FDIC and the FRB) and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of any of the Melrose Parties, threatened, which might materially and adversely affect the Offering, or which might result in any Material Adverse Effect.

(u) The consolidated financial statements, schedules and notes related thereto which are included in the General Disclosure Package and the Prospectus fairly present the balance sheet, income statement, statement of changes in equity capital and statement of cash flows of the Bank on a consolidated basis at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and Title 12 of the Code of Federal Regulations. Such consolidated financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Bank with the Commissioner, except that accounting principles employed in such regulatory filings conform to the requirements of the Commissioner and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(v) The Melrose Parties carry, or are covered by, insurance in such amounts and covering such risks as the Melrose Parties deem reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

(w) Since the respective dates as of which information is given in the Registration Statement including the Prospectus and except as disclosed in the General Disclosure Package and the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Melrose Parties and their subsidiary, considered as one enterprise, or in the earnings, capital, properties, business or prospects of the Melrose Parties and their subsidiary considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of any of the Melrose Parties or in the principal amount of the Melrose Parties’ consolidated assets which are classified by any of such entities as impaired, substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in equity capital or total assets of any of the Melrose Parties; nor has any of the Melrose Parties issued any securities (other than in connection with the incorporation of the Holding Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Melrose Parties; (iv) there has been no material adverse change in any of the Melrose Parties’ relationship with its insurance carriers, including, without limitation, cancellation or other termination of any of the Melrose Parties’ fidelity bond or any other type of insurance coverage; (v) there has been no material change in management of any of the Melrose Parties; (vi) none of the Melrose Parties has sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (vii) none of the Melrose Parties has defaulted in the payment of principal or interest on any outstanding debt obligations; (viii) the capitalization, liabilities, assets, properties and business of the Melrose Parties conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus; and (ix) none of the Melrose Parties has any material liabilities, contingent or otherwise, except as set forth in the Prospectus.

(x) None of the Melrose Parties is (i) in violation of their respective articles of incorporation, charters, organizational certificates or bylaws (and none of the Melrose Parties will be in violation of its articles of incorporation, charters, organizational certificates or bylaws upon completion of the Conversion), or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a defect) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of the Melrose Parties is subject, except for defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and there are no contracts or documents of the Melrose Parties that are required to be filed as exhibits to the Registration Statement, the Conversion Applications or the Holding Company Application that have not been so filed. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Melrose Parties pursuant to the respective articles of incorporation, charters or bylaws of the Melrose Parties or any contract, lease or other instrument in which any of the Melrose Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Melrose Parties, except for such violations which would not have a Material Adverse Effect; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Melrose Parties.

(y) All documents made available or delivered by, or to be made available to or delivered by the Melrose Parties or their representatives in connection with the issuance and sale of the Shares, including records of account holders and depositors of the Bank, or in connection with the Agent’s exercise of due diligence, except for those documents which were prepared by parties other than the Melrose Parties or their representatives were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

(z) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(aa) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, on the part of any of the Melrose Parties in the due performance and observance of any term, covenant, agreement, obligation, representation, warranty or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement, lease, license, permit or any other instrument or agreement to which the Melrose Parties or by which any of them or any of their respective property is bound or affected which, in any such case, could have, individually or in the aggregate with other breaches, violations or defaults, a Material Adverse Effect; each of such agreements is in full force and effect and is the legal, valid and binding agreement of the applicable party and the other parties thereto, enforceable, to the knowledge of the Melrose Parties, in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and no other party to any such agreement has instituted or, to the knowledge of the Melrose Parties, threatened any action or proceeding wherein any of the Melrose Parties or any subsidiary thereof would or might be alleged to be in default thereunder where such action or proceeding, if determined adversely to the Melrose Parties, would have a Material Adverse Effect. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus are fairly summarized. No party has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus, or filed as an exhibit to the Registration Statement, and, to the knowledge of the Melrose Parties, no such termination has been threatened by any party to any such contract or agreement.

(bb) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated in the Registration Statement, none of the Melrose Parties has or will have issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business.

(cc) None of the Melrose Parties maintains any “pension plan,” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In addition, (A) the employee benefit plans, including employee welfare benefit plans, of the Melrose Parties (the “Employee Plans”) have been operated in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable laws and governmental regulations, (B) no reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Melrose Parties for which the reporting requirements have not been waived, (C) no prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Melrose Parties and (D) all Employee Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code, except to the extent such noncompliance, reportable event or prohibited transaction would not have, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the knowledge of the Melrose Parties, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority, or otherwise involving such Employee Plans or any of their respective fiduciaries (other than for routine claims for benefits).

(dd) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission and the Commissioner and the FRB and the nonobjection of the FDIC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA.

(ee) Shatswell, MacLeod & Company, P.C. (“Shatswell”), which has certified the audited consolidated financial statements of the Bank included in the Prospectus, has advised the Melrose Parties in writing that they are, with respect to the Melrose Parties, independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States).

(ff) RP Financial, LC., which has prepared the Appraisal, has advised the Bank in writing that it is independent of the Melrose Parties within the meaning of the Conversion Regulations and is believed by the Melrose Parties to be experienced and expert in the valuation and the appraisal of business entities, including mutual co-operative banks, and the Melrose Parties believe that RP Financial, LC. has prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Conversion Regulations.

(gg) The Melrose Parties have timely filed or extended all required federal, state and local income and franchise tax returns required to be filed; the Melrose Parties have timely paid all taxes that have become due and payable in respect of such returns and no deficiency has been asserted with respect thereto by any taxing authority. The Melrose Parties have no knowledge of any tax deficiency which has been or might be assessed against them which. All material tax liabilities have been adequately provided for in the financial statements of the Melrose Parties in accordance with GAAP. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Holding Company or with the issuance or sale by the Holding Company of the Shares.

(hh) Each of the Melrose Parties is in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental entity or body pending or, to the knowledge of the Melrose Parties, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder.

(ii) All Sales Information (as defined in Section 9(a)) used by the Holding Company in connection with the Conversion that is required by the Commissioner to be filed has been filed with and approved by the Commissioner.

(jj) To the knowledge of the Melrose Parties, none of the Melrose Parties or the employees of the Melrose Parties has made any payment of funds of the Melrose Parties as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(kk) The Holding Company and the Bank carry, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value for their respective properties as is customary for companies engaged in similar industries.

(ll) None of the Melrose Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Holding Company or the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

(mm) The Melrose Parties have not relied upon the Agent or its legal counsel for any legal, tax or accounting advice in connection with the Conversion.

(nn) The records used by the Melrose Parties to determine the identities of Eligible Account Holders and the Supplemental Eligible Account Holders are accurate and complete in all material respects.

(oo) None of the Melrose Parties is, and neither intends to conduct business in a manner which would cause it to become, an “investment company,” an entity “controlled” by an “investment company” or an “investment adviser” within the meaning of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

(pp) None of the Melrose Parties or any properties owned or operated by any of the Melrose Parties, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Melrose Parties, threatened relating to the liability of any property owned or operated by the Melrose Parties under any Environmental Law. To the knowledge of the Melrose Parties, there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Melrose Parties relating to any Environmental Law. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(qq) The Melrose Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accounts or assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books, records and accounts and systems of internal accounting control of the Holding Company, the Bank and its subsidiary comply in all material respects with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Holding Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that the information it will be required to disclose in the reports it files or submits under the 1934 Act is accumulated and communicated to the Holding Company’s management (including the Holding Company’s chief executive officer and chief financial officer) in a timely manner and recorded, processed, summarized and reported within the periods specified in the Commission’s rules and forms. To the knowledge of the Melrose Parties, Shatswell and the Audit Committee of the Board of

Directors have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Holding Company’s and the Bank’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Holding Company’s or the Bank’s internal accounting controls.

(rr) All of the loans represented as assets of the Melrose Parties in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect.

(ss) There are no affiliations or associations between any member of the FINRA and any of the Melrose Parties’ officers, directors or 5% or greater security holders.

(tt) The Holding Company has taken all actions necessary to obtain at the Closing Date a blue sky memorandum from Luse Gorman Pomerenk & Schick, P.C.

(uu) Any certificates signed by an officer of any of the Melrose Parties pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Melrose Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

(vv) The statistical and market related data contained in any Permitted Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Melrose Parties believe were reliable and accurate at the time they were filed with the Commission. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) At or prior to the Closing, the Holding Company will have filed a Form 8-K/12g for the Securities and Exchange Shares under Section 12(g) of the Exchange Act.

(xx) Pursuant to the Conversion Regulations, the Plan has been duly adopted by the required vote of the directors of the Holding Company and the Bank and prior to the Closing Date, shall have been approved by the requisite vote of the depositors of the Bank.

(yy) MCBSC, Inc. is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is qualified to do business as a foreign corporation in each such jurisdiction in which the conduct of its business requires such qualification, except where failure to qualify would have a Material Adverse Effect; the activities of MCBSC, Inc. as described in the Prospectus are permitted to subsidiaries of Massachusetts co-operative banks; all of the issued and outstanding shares of common stock of MCBSC, Inc. is owned beneficially and of record by the Bank free and clear of common stock of any security interest, pledge, lien or encumbrance.

Section 5. Representations and Warranties of the Agent. The Agent represents and warrants to the Holding Company and the Bank as follows:

(a) The Agent is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Melrose Parties hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services; and the Agent is a registered selling agent in each of the jurisdictions in which the Shares are to be offered by the Holding Company in reliance upon the Agent as a registered selling agent as set forth in the blue sky memorandum prepared with respect to the Offering.

(d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation or bylaws of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

(e) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent’s execution and delivery of this Agreement, except as may have been received.

(f) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent’s performance under this Agreement.

Section 6. Covenants of the Melrose Parties. The Holding Company and the Bank hereby jointly and severally covenant and agree with the Agent as follows:

(a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at the subsequent time, not misleading, the Holding Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Holding Company by the Agent expressly for use therein.

(c) Each of the Melrose Parties represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Melrose Parties, it has not made and will not make any offer relating to the offered Shares that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Melrose Parties and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Melrose Parties represent that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, and has complied and will comply in all material respects with the requirements of Rule 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Melrose Parties need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173 of the 1933 Act Regulations.

(d) The Melrose Parties will not, at any time after the Conversion Applications are approved and not objected to by the Commissioner and the FDIC, respectively, file any amendment or supplement to such Conversion Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(e) The Holding Company will not, at any time after the Holding Company Application is approved by the FRB, file any amendment or supplement to such Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent and its counsel shall reasonably object.

(f) The Melrose Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the Conversion Applications or the Holding Company Application to be approved and not objected to by the Commissioner, the FDIC and the FRB, as applicable, and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Applications or the Holding Company Application, as amended, have been approved by or not objected to by the Commissioner, the FDIC or the FRB, as applicable; (iii) of any comments from the Commission, the Commissioner, the FDIC or the FRB or any other governmental entity with respect to the Conversion contemplated by this Agreement; (iv) of the request by the Commission, the Commissioner, the FDIC or the FRB or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Applications, the Holding Company Application or for additional information; (v) of the issuance by the Commission, the Commissioner, the FDIC or the FRB or any other governmental entity of any order or other action suspending the Conversion or the use of the Registration Statement or the Prospectus or any other filing of the Holding Company or the Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; (vi) of the issuance by the Commission, the Commissioner or any other governmental authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Melrose Parties will make every reasonable effort (i) to prevent the issuance by the Commission, the Commissioner or any other federal or state authority of any such order and, (ii) if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(g) The Melrose Parties will deliver to the Agent and to its counsel as many conformed copies of the Registration Statement, the Conversion Applications or the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits, as the Agent may reasonably request.

(h) The Melrose Parties will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the “1934 Act Regulations”). The Holding Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

(i) The Melrose Parties will comply with any and all material terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission, the Commissioner or the FDIC or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Melrose Parties will comply, at their own expense, with all material requirements imposed upon them by the Commission, the Commissioner, or the FDIC or the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Shares during such period in accordance with the provisions hereof and the Prospectus. The Holding Company will comply in all material respects with all undertakings contained in the Registration Statement.

(j) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Melrose Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Holding Company and in the reasonable opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Holding Company will immediately so inform the Agent and prepare and file, at its own expense, with the Commission, the Commissioner and the FDIC, and furnish to the Agent a reasonable number of copies, of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company will timely furnish to the Agent such information with respect to the Melrose Parties as the Agent may from time to time reasonably request.

(k) The Melrose Parties will take all necessary actions in cooperating with the Agent and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration, or to exempt the Holding Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Holding Company may reasonably agree upon; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(l) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the Conversion Regulations, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account, which shall have a priority superior to that of the holders of the Common Stock in the event of a complete liquidation of the Bank.

(m) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent’s prior written consent, any of its shares of their common stock, other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

(n) The Holding Company will register its common stock under Section 12(g) of the 1934 Act. The Holding Company shall maintain the effectiveness of such registration for not less than three years from the time of effectiveness or such shorter period as may be required by the Commissioner or the FDIC.

(o) During the period during which the Shares are registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Holding Company (including a consolidated balance sheet and statements of consolidated income, shareholders’ equity and cash flows of the Holding Company and its subsidiaries as at the end of and for such year, certified by independent registered public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act) and make available as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the effective time of the Registration Statement) financial information of the Holding Company and is subsidiaries for such quarter in reasonable detail.

(p) During the period of three years from the date hereof, the Holding Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders): (ii) a copy of each other non-confidential report of the Holding Company mailed to its shareholders or filed with the Commission, the FRB or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Holding Company or the Bank as the Agent may reasonably request.

(q) The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”

(r) The Holding Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Holding Company’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(s) The Holding Company will maintain appropriate arrangements for depositing all funds received from persons mailing or delivering subscriptions for or orders to purchase Shares in the Offering with the Bank, on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company’s or the Bank’s obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Holding Company will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Holding Company to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(t) The Holding Company will report the use of proceeds of the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(u) The Holding Company will promptly take all necessary action to register within ninety (90) days from the Closing Date as a bank holding company under the FRB Regulations.

(v) The Holding Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rule 5130.

(w) None of the Melrose Parties will amend the Plan without the consent of the Agent, which consent shall not be unreasonably withheld.

(x) The Holding Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Holding Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

(y) Prior to the Closing Date, the Holding Company will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

(z) The Holding Company will not deliver the Shares until the Melrose Parties have satisfied or caused to be satisfied each condition set forth in Section 8 hereof, unless such condition is waived in writing by the Agent.

(aa) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, none of the Melrose Parties will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Melrose Parties, taken as a whole.

(bb) Until the Closing Date, the Melrose Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Commissioner, the FDIC and the FRB.

(cc) The facts and representations provided to Luse Gorman Pomerenk & Schick, P.C. by the Melrose Parties and upon which Luse Gorman Pomerenk & Schick, P.C. will base its opinion under Section 8(c)(1) are and will be truthful, accurate and complete.

(dd) The Melrose Parties will not distribute any offering material in connection with the Offering except for the Prospectus and any supplemental sales material that has been filed with the Registration Statement and the Conversion Applications and authorized for use by the Commission, the Commissioner and the FDIC. The information contained in any supplemental sales material (in addition to the supplemental sales material filed as an exhibit to the Registration Statement and the Conversion Applications) shall not conflict with the information contained in the Registration Statement and the Prospectus.

(ee) The Holding Company will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all applicable rules, regulations, guidelines and interpretations promulgated thereunder by the Commission.

(ff) The Melrose Parties will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus.

(gg) The Melrose Parties will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 8.

(hh) The Holding Company will use its best efforts to cooperate with the Agent to effect the trading of the Shares on the Nasdaq Capital Market on the Closing Date.

Section 7. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Melrose Parties jointly and severally agree to pay or reimburse the Agent for: (a) all filing fees in connection with all filings related to the Conversion with FINRA; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) subject to Section 2(d), all expenses of the Conversion, including but not limited to the Agent’s attorneys’ fees and expenses, blue sky fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Offering. In the event the Holding Company is unable to sell the minimum number of shares necessary to complete the Conversion or the Conversion is terminated or otherwise abandoned, the Melrose Parties shall promptly reimburse the Agent in accordance with Section 2(d) hereof.

Section 8. Conditions to the Agent’s Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Melrose Parties herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Melrose Parties shall have performed all of its obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the Melrose Parties shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived or otherwise approved by the Commissioner, the FRB and the FDIC), and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Commissioner or the FDIC.

(b) The Registration Statement shall have been declared effective by the Commission and the Conversion Applications and Holding Company Application shall have been approved by the Commissioner, the FDIC and the FRB, as applicable, not later than 5:30 p.m. on the date of this Agreement, or with the Agent’s consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Melrose Parties’ knowledge, threatened by the Commission, the Commissioner, the FDIC or the FRB.

(c) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Luse Gorman Pomerenk & Schick, P.C., special counsel for the Holding Company and the Bank, in form and substance as attached hereto as Exhibit C.

(d) A blue sky memorandum from Luse Gorman Pomerenk & Schick, P.C. relating to the Offering, including Agent’s participation therein, shall have been furnished prior to the mailing of the Prospectus to the Holding Company with a copy thereof addressed to Agent or upon which Luse Gorman Pomerenk & Schick, P.C. shall state the Agent may rely. The blue sky memorandum will relate to the necessity of obtaining or confirming exemptions, qualifications or the registration of the Shares under applicable state securities law.

(e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Melrose Parties in form and substance reasonably satisfactory to the Agent’s Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Melrose Parties and the conditions set forth in this Section 8 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Melrose Parties independently, or of the Melrose Parties considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Melrose Parties complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Melrose Parties, threatened by the Commission or any state authority; (vii) no order suspending the Conversion, the Offering or the use of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Melrose Parties, threatened by the Commissioner, the FDIC, the FRB or any state authority; and (viii) to the best knowledge of the Melrose Parties, no person has sought to obtain review of the final action of the Commissioner or the FDIC.

(f) None of the Melrose Parties shall have sustained, since the date of the latest financial statements included in the Registration Statement, the General Disclosure Package and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect that is in the Agent’s reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(g) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, results of operations or business of the Melrose Parties considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, other than transactions referred to or contemplated therein; (ii) none of the Melrose Parties shall have received from the Commissioner, the FDIC or the FRB any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Melrose Parties taken as a whole; (iii) none of the Melrose Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, not disclosed in the Prospectus, shall be pending or, to the knowledge of the Melrose Parties, threatened against the any of the Melrose Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the financial condition, results of operations or business of the Melrose Parties taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Melrose Parties.

(h) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Shatswell, dated as of the date hereof and addressed to the Agent: (i) confirming that Shatswell is a firm of independent registered public accountants within the applicable rules of the Public Company Accounting Oversight Board (United States) and stating in effect that in its opinion the consolidated financial statements and related notes of the Bank as of December 31, 2013 and 2012, and covered by their opinion included in the Prospectus, and any other more recent unaudited financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the Commissioner, the FDIC and the FRB and the 1933 Act; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)) consisting of a reading of the latest available consolidated financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Boards of Directors of each of the Melrose Parties and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the audited consolidated financial statements and any unaudited interim financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the Commissioner, the FDIC and the FRB and accounting principles generally accepted in the United States of America applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (B) during the period from the date of the latest consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in long-term debt of the Bank, other than normal deposit fluctuations for the Bank; or (C) there was any decrease in the total assets, total loans, the allowance for loan losses, total deposits or total equity of the Bank at the date of such letter as compared with amounts shown in the latest balance sheet included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (h), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

(i) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Shatswell in the letter delivered by it pursuant to subsection (i) of this Section 8, the “specified date” referred to in clause (i) of subsection (h) to be a date specified in the letter required by this subsection (h) which for purposes of such letter shall not be more than three business days prior to the Closing Date.

(j) At the Closing Date, the Holding Company shall receive a letter from RP Financial, LC., dated the Closing Date (i) confirming that said firm is independent of the Melrose Parties and is experienced and expert in the area of corporate appraisals within the meaning of Conversion Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Holding Company including the Bank, as most recently updated, remains in effect.

(k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letter from the Commissioner approving the Massachusetts Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the letter from the FDIC not objecting to the FDIC Conversion Application; (iii) a copy of the letter from the FRB approving the Holding Company Application; (iv) confirmation that the Commission declared the Registration Statement effective; (v) a certificate from the Commissioner evidencing the good standing of the Bank; (vi) a certificate from the FDIC evidencing the Bank’s insurance of accounts; (vii) a certificate from the FHLB-Boston evidencing the Bank’s membership therein; (viii) a certificate from the Maryland Department of Assessments & Taxation evidencing the good standing of the Holding Company and (ix) such other documents and certificates as the Agent may reasonably request.

(l) Subsequent to the date hereof, there shall not have occurred any of the following; (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”) or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the Nasdaq Stock Market or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings and loan associations declared by federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war or a material decline in the price of equity or debt securities, if the effect of such declaration or decline, in the Agent’s reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(m) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Melrose Parties in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent or its counsel.

(n) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent or to counsel for the Agent. Any certificate signed by an officer of any of the Melrose Parties and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by such Melrose Party to the Agent as to the statements made therein.

Section 9. Indemnification.

(a) The Holding Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including all fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer Represented General Free Writing Prospectus, preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Applications (or any amendments or supplements thereto), the Holding Company Application (or any amendment or supplement thereto) or any instrument or document executed by the Melrose Parties or based upon written information supplied by the Holding Company filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom or provided to any state or jurisdiction to exempt the Melrose Parties as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the “Blue Sky Application”), or any document, advertisement, oral statement or communication (“Sales Information”) prepared, made or executed by or on behalf of the Melrose Parties with its consent and based upon written or oral information furnished by or on behalf of the Melrose Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer–Represented General Free Writing Prospectus, the Conversion Applications (or any amendments or supplements thereto) the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus, any Issuer-Represented General Free Writing Prospectus, the Conversion Applications, the Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Holding Company, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company, by the Agent regarding the Agent is set forth in the Prospectus in the second sentence of the first paragraph under the caption “The Conversion and Plan of Distribution—Marketing and Distribution; Compensation”; and, provided further, that such indemnification shall be limited to the extent prohibited by the Commission, the Commissioner, the FDIC and the FRB.

(b) The Agent agrees to indemnify and hold harmless the Melrose Parties, their directors and officers and each person, if any, who controls the Holding Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Melrose Parties, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Applications (or any amendments or supplements thereto), the Holding Company Application, the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Applications (or any amendments or supplements thereto), the Holding Company Application, or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent’s obligations under this Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Form AC (or any amendment or supplement thereto), the Holding Company Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Holding Company or the Bank, by the Agent or its counsel regarding the Agent, and provided, that it is agreed and understood that the only information furnished in writing to the Holding Company or the Bank, by the Agent regarding the Agent is set forth in the Prospectus in the second sentence of the first paragraph under the caption “The Conversion and Plan of Distribution—Marketing and Distribution; Compensation”.

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

Section 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Melrose Parties or the Agent, the Melrose Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding, but after deducting any contribution received by the Melrose Parties or the Agent from persons other than the other parties thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Offering, and the Melrose Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Melrose Parties on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Melrose Parties on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Melrose Parties on the one hand or the Agent on the other and the parties’ relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Melrose Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount pursuant to Section 9(b) or this Section 10 which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent’s liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Melrose Parties under this Section 10 and under Section 9 shall be in addition to any liability which the Holding Company and the Agent may otherwise have. For purposes of this Section 10, each of the Agent’s and the Melrose Parties’ officers and directors and each person, if any, who controls the Agent or any of the Melrose Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent on the one hand, or, the Melrose Parties on the other hand. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10.

Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in Section 12 at any time after this Agreement becomes effective as follows:

(a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in the Agent’s reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the NYSE shall have suspended (except that this shall not apply to the imposition of NYSE trading collars imposed on program trading); or if the United States shall have become involved in a war or major hostilities or escalation thereof; or if a general banking moratorium has been declared by a state or federal authority which has a material effect on the Melrose Parties on a consolidated basis; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the financial condition, results of operations or business of any of the Melrose Parties, or if any of the Melrose Parties shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or, if there shall have been a material adverse change in the financial condition, results of operations or business of the Melrose Parties taken as a whole.

(b) In the event the Holding Company fails to sell the required minimum number of the Shares by the date when such sales must be completed, in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Holding Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

(c) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, or by the Closing Date, this Agreement and all of the Agent’s obligations hereunder may be cancelled by the Agent by notifying the Holding Company of such cancellation in writing or by electronic mail at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 2(d), 6, 8 and 9 hereof.

(d) If the Agent elects to terminate this Agreement as provided in this Section, the Melrose Parties shall be notified promptly by telephone or electronic mail, confirmed by letter.

Any of the Melrose Parties may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable time period after the Melrose Party has provided the Agent with notice of such breach.

This Agreement may also be terminated by mutual written consent of the parties hereto.

Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Keefe, Bruyette & Woods, Inc., 18 Columbia Turnpike, Florham Park, NJ 07932, Attention: Robin Suskind (with a copy to Kilpatrick Townsend & Stockton LLP, 607 14th Street, NW, Suite 900, Washington, DC 20005, Attention: Edward G. Olifer, Esq.) and, if sent to the Melrose Parties, shall be mailed, delivered or telegraphed and confirmed to the Bank at 638 Main Street, Melrose, Massachusetts 02176, Attention: Jeffrey D. Jones (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, NW, Suite 780, Washington, D.C. 20015, Attention: Kent Krudys, Esq.).

Section 13. Parties. The Melrose Parties shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Melrose Parties, when the same shall have been given by the undersigned or any other officer of any of the Melrose Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Melrose Parties and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Section 14. Closing. The closing for the sale of the Shares (the “Closing”) shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Holding Company and the Bank. At the Closing, the Melrose Parties shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

Section 16. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

Section 19. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Melrose Parties and the Agent, as set forth in this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of the Agent’s officers or directors or any person controlling the Agent, or the Melrose Parties, or any of their respective officers or directors or any person controlling the Melrose Parties, and shall survive termination of this Agreement and receipt or delivery of any payment for the Shares.

Section 20. Waiver of Trial by Jury. Each of the Agent and the Melrose Parties waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based on contract, tort or otherwise) related to or arising out of this Agreement.

This agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the directors, officer and controlling persons and no other person will have any right or obligation hereunder.

[Remainder of page intentionally blank]

If the foregoing correctly sets forth the arrangement among the Melrose Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent’s acceptance shall constitute a binding agreement.

Very truly yours,

MELROSE COOPERATIVE BANK	MELROSE BANCORP, INC.

By Its Authorized Representative:	By Its Authorized Representative:

Jeffrey D. Jones	Jeffrey D. Jones
President and Chief Executive Officer	President and Chief Executive Officer

Accepted as of the date first above written

KEEFE, BRUYETTE & WOODS, INC.

By its Authorized Representative

Robin Suskind
Managing Director

Exhibit A

Advisory Letter Agreement

Exhibit B

Conversion Agent Engagement Letter

Exhibit C

Form of Opinion of Company’s Counsel

(i) The Holding Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Holding Company is, and at the Closing Date, will be qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where failure to so qualify would have a Material Adverse Effect.

(ii) The Holding Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not have a Material Adverse Effect; all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is in all material respects complying therewith and with all laws, rules, regulations and orders applicable to the operation of its business. There are no outstanding warrants or options to purchase any securities of the Holding Company.

(iii) The Bank is duly organized and validly existing as a Massachusetts chartered mutual co-operative bank and upon completion of the Conversion will continue to be a duly organized and validly existing Massachusetts chartered co-operative bank in stock form, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus, and the Bank is, and at the Closing Date, will be duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a Material Adverse Effect.

(iv) The Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business, except those that individually or in the aggregate would not have a material adverse effect on the conduct of the business, financial condition, results of operations, affairs or prospects of the Melrose Parties, taken as a whole (a “Material Adverse Effect”); all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in compliance with all laws, rules, regulations and orders applicable to the operation of its business, except where failure to be in compliance would not have a Material Adverse Effect.

(v) Following completion of the Conversion and the Offerings, all of the capital stock of the Bank to be issued and outstanding upon completion of the Conversion will be duly authorized and will be validly issued, fully paid and non-assessable and will be owned by the Holding Company, free and clear of security interest, mortgage, pledge, lien, encumbrances or legal or equitable claim.

(vi) The Bank is a member in good standing of the FHLB-Boston. The deposit accounts of the Bank are insured by the FDIC up to the applicable limits. No proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company’s counsel, threatened. The description of the liquidation account as set forth in the Prospectus under the captions “The Conversion and Plan of Distribution – Effects of Conversion on Depositors and Borrowers – Liquidation Account” and “The Conversion and Plan of Distribution – Liquidation Rights” to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by the Company’s counsel and is accurately described in all material respects.

(vii) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization,” and no Shares have been or will be issued and outstanding prior to the Closing Date; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Holding Company to the extent payment therefor in cash has not been received by the Holding Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants, and the form of certificate used to evidence the Shares complies with the requirements of Maryland General Corporation Law.

(viii) Each of the Melrose Parties have all such power, authority, authorizations, approvals and orders as may be required to enter into the Agreement, to carry out the provisions and conditions thereof and to issue and sell the Shares to be sold by the Holding Company as provided therein and as described in the Prospectus, subject to approval or confirmation by the Commissioner and the FRB, as required, of the final Appraisal. The execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Melrose Parties. The Agreement has been validly executed and delivered by each of the Melrose Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Melrose Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 thereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the Federal Reserve System).

(ix) The Massachusetts Conversion Application has been approved by the Commissioner and the related Prospectus and Information Statement to be delivered to shareholders of the Bank have been authorized for use by the Commissioner. The FDIC Conversion Application has not been objected to by the FDIC. No order has been issued by the Commissioner or FDIC preventing or suspending the use of the Prospectus or the Information Statement, and no action by or before the Commissioner or the FDIC to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the Company’s counsel, threatened. At the time of the regulatory approval of and nonobjection to the Conversion Applications, including the Prospectus (including any amendment or supplement thereto), by the Commissioner and the FDIC, respectively, and at all times subsequent thereto, the Conversion Applications, including the Prospectus (including any amendment or supplement thereto), has complied in all material respects with the Conversion Regulations, except to the extent waived in writing or otherwise approved by the Commissioner and the FDIC.

(x) The Holding Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company’s counsel, threatened by the FRB.

(xi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of the Agreement or the issuance of the Shares, except for the approval of the Commission and the Commissioner and the nonobjection of the FDIC, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the FINRA (as to which no opinion need be rendered).

(xii) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company’s counsel, threatened by the Commission.

(xiii) At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement complied and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Conversion Regulations.

(xiv) At the time the Conversion Application, including the Prospectus contained therein (including any amendment or supplement) was approved by the Commissioner and not objected to by the FDIC, respectively, complied and complies in all material respects with the requirements of the Conversion Applications, the 1complied as to form in all material respects with the requirements of the Conversion Regulations, the 1934 Act, federal law and all applicable rules and regulations promulgated thereunder, it being understood, however, that in passing upon the compliance as to form of the Conversion Application, counsel has assumed that the statements made therein are correct and complete.

(xv) None of the Melrose Parties is in violation of any directive received from the Commissioner, the FDIC, the FRB or any other agency to make any material change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Commissioner, the FDIC and the FRB) and, except as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of any of such counsel, threatened, which might materially and adversely affect the Offering, or which might result in any Material Adverse Effect.

(xvi) None of the Melrose Parties is (i) in violation of their respective articles of incorporation, charters, organizational certificates or bylaws or (ii) in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a defect) in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture, mortgage, or other instrument to which it is a party or by which it or any of its property may be bound, or to which any of the property or assets of the Melrose Parties is subject, except for defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and there are no contracts or documents of the Melrose Parties that are required to be filed as exhibits to the Registration Statement, the Conversion Applications or the Holding Company Application that have not been so filed. The execution and delivery of the Agreement and the consummation of the transactions therein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Melrose Parties pursuant to the respective articles of incorporation, charters or bylaws of the Melrose Parties or any contract, lease or other instrument in which any of the Melrose Parties has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to any of the Melrose Parties, except for such violations which would not have a Material Adverse Effect (except that no opinion with respect to the rules or regulations of FINRA need be rendered).

(xvii) The Plan complies in all material respects with all applicable laws, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations; and, to such counsel’s knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Commissioner, the FDIC or the FRB on the Plan, the Conversion Applications, the Holding Company Application or the Prospectus.

(xviii) MCBSC, Inc. is duly organized, validly existing and in good standing as a corporation under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is qualified to do business as a foreign corporation in each such jurisdiction in which the conduct of its business requires such qualification, except where failure to qualify would have a Material Adverse Effect; the activities of MCBSC, Inc. as described in the Prospectus are permitted to subsidiaries of Massachusetts co-operative banks; all of the issued and outstanding shares of common stock of MCBSC, Inc. is owned beneficially and of record by the Bank free and clear of common stock of any security interest, pledge, lien or encumbrance.

(xix) The information in the Prospectus under the captions “Our Policy Regarding Dividends”, “Supervision and Regulation”, “The Conversion and Plan of Distribution”, “Melrose Cooperative Bank Foundation”, “Restrictions on Acquisition of Melrose Bancorp” and “Description of Capital Stock” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process in the Prospectus under the caption “The Conversion and Plan of Distribution” to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and fairly describes such process in all material respects. The descriptions in the Prospectus of statutes or regulations are accurate summaries and fairly present the information required to be shown. The information under the caption “The Conversion and Plan of Distribution—Material Income Tax Consequences” has been reviewed by such counsel and fairly describes the opinions rendered by them to the Holding Company and the Bank with respect to such matters.

(xx) Pursuant to the Conversion Regulations, the Plan has been duly adopted by the required vote of the directors of the Holding Company and the Bank and approved by the requisite vote of the depositors of the Bank.